                                  EXHIBIT 10.1

                             OFFICE LEASE AGREEMENT





                          GAINEY RANCH CORPORATE CENTER



                                  OFFICE LEASE

                                      INDEX
                          GAINEY RANCH CORPORATE CENTER
                                  OFFICE LEASE


                                                                       Page

1.    SUMMARY OF SELECTED MATTERS........................................1
2.    DEFINITIONS........................................................2
3.    TERM AND MEMORANDUM OF COMMENCEMENT................................2
4.    RENT...............................................................2
5.    OPERATING COSTS....................................................3
6.    SECURITY DEPOSIT...................................................3
7.    USE OF PREMISES....................................................3
8.    BUILDING SERVICES..................................................4
9.    TAXES..............................................................5
10.   CONSTRUCTION, TENANT MAINTENANCE AND ALTERATIONS...................5
11.   FIRE AND CASUALTY..................................................7
12.   TENANT'S INSURANCE AND INDEMNITY...................................8
13.   LANDLORD'S INSURANCE..............................................10
14.   ASSIGNMENT AND SUBLETTING.........................................10
15.   SUBORDINATION AND ATTORNMENT......................................11
16.   ESTOPPEL CERTIFICATES.............................................12
17.   CONDEMNATION......................................................13
18.   SIGNS.............................................................13
19.   BREACH, DEFAULT AND REMEDIES......................................14
20.   NOTICES...........................................................15
21.   SURRENDER AND HOLDOVER............................................16
22.   RELOCATION........................................................16
23.   GENERAL...........................................................16
24.   PARKING...........................................................18
25.   EXTENSION TERM....................................................18
26.   EXPANSION.........................................................19
27.   PRIOR LEASE TERMINATION...........................................19


Exhibit A - ......The Premises
Exhibit B - ......The Building
Exhibit C - ......Definition of Building Shell
Exhibit D - ......Gainey Ranch Corporation Center - Rules and Regulations

                                  OFFICE LEASE

NATIONWIDE REALTY INVESTORS, LTD., an Ohio limited liability company which is qualified to do business in Arizona as Nationwide Realty Investors, L.L.C. ("Landlord") hereby leases the Premises described below, for the term and on the terms and conditions set forth in this Lease, to SALESLOGIX CORPORATION, a Delaware corporation ("Tenant"), effective as of June 17, 1998.

                                   ARTICLE 1
                          SUMMARY OF SELECTED MATTERS

1.01 The Premises: Suite 200 on the 2nd floor of the Building consisting of 41,214 rentable square feet of space as of the Commencement Date.

1.02 The term: 6 years, 0 months, beginning on the Commencement Date and ending on the Expiration Date.

1.03 Commencement and Expiration Dates: August 1, 1998 and July 31, 2004. However, Tenant will be allowed to occupy the area consisting of approximately 20,017 rentable square feet, formerly occupied by Unison Healthcare, on July 15, 1998 under all terms and conditions of this Lease except the payment of rent which will begin August 1, 1998.

1.04 Tenant's Proportionate Share of Operating Costs: Beginning August 1, 2000, $0.25 per rentable square foot per year (See Article 5).

1.05 [Intentionally deleted].

1.06 Base Rent: $79,852.12 per month beginning on the Commencement Date. However, beginning August 1998 and continuing through December 1998, Tenant will receive a monthly rent credit in the amount of Twenty-one Thousand Three Hundred Twenty-eight Dollars ($21,328.00) representing rent abatement for 11,008 rentable square feet at Twenty-three Dollars and Twenty-five Cents ($23.25) per square foot per year.

1.07 Tenant's Address for Pre-occupancy Notices:

                  8800 North Gainey Center Drive, Suite 200
                  Scottsdale, Arizona 85258

1.08     Tenant Improvement Allowance:  $110,085.00

1.09     Date for Tenant's Submission of Space Plan:  [Intentionally Deleted]

1.10     Security Deposit:  $19,495.67

1.11 Description of Tenant's Business: Software development and distribution company corporate offices.

1.12     [Intentionally deleted].

                                   ARTICLE 2

                                  DEFINITIONS

2.01 "Building" means Phase III East of the Gainey Ranch Corporate Center, consisting of the building located at 8800 North Gainey Center Drive, Scottsdale, Arizona 85258, as depicted on Exhibit B hereto.

2.02 "Common Areas" means all portions of the Project made available by Landlord for use in common by all tenants and their employees and invitees; provided, however, that the use of parking facilities shall be subject to reservation and the payment of fees or charges as established by Landlord from time to time; and provided further that all of the Common Areas at all times remain subject to Landlord's exclusive control and to Landlord's Rules and Regulations.

2.03 "Gainey Ranch Corporate Center" means the three-phase development located at Gainey Center Drive and Doubletree Ranch Road in Scottsdale, Arizona, including the buildings and all land and facilities used in connection therewith as determined by Landlord from time to time.

2.04 "Lease years" means successive twelve month periods beginning on the first day of the first full calendar month coinciding with or following the commencement of the Lease Term.

2.05 "Project" means the Building and all lands and facilities used in connection therewith as determined by Landlord from time to time. A site plan for the Project in its current configuration is attached as Exhibit B.

                                   ARTICLE 3

                       TERM AND MEMORANDUM OF COMMENCEMENT

3.01 The Term of this Lease and the Commencement and Expiration Dates are set forth in Sections 1.02 and 1.03. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises, but the Commencement Date and the Expiration Date shall be postponed by an amount equal to the period of delay. At the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute a written memorandum reflecting the date of initial occupancy and confirming the Commencement and Expiration Dates.

                                   ARTICLE 4

                                      RENT

4.01 Tenant shall pay to Landlord, in advance, on the first day of each calendar month, without notice, demand, deduction or offset, beginning on the Commencement Date and continuing throughout the Term, Base Rent in the amount set forth in Section 1.06.

4.02 Tenant shall pay to Landlord a late charge equal to 5% of any amount not paid within five days after it falls due to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment.

4.03 Tenant shall pay to Landlord, in addition to the Base Rent and all other sums payable by Tenant hereunder, all sales, use, transaction privilege or other excise tax levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

4.04 All amounts payable to Landlord under this Lease, except the Security Deposit and except for any amounts payable by Tenant with respect to construction of tenant improvements in the Premises, constitute rent and shall be payable to such person and at such place as Landlord may from time to time designate by written notice to Tenant.

4.05 Base Rent payable with respect to a period consisting of less than a fall calendar month shall be prorated based on the actual number of days in such month.

                                   ARTICLE 5
                                OPERATING COSTS

5.01 Commencing August 1, 2000, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs. For each month during the term hereof (commencing August 2000), Tenant's Proportionate Share shall equal one-twelfth (1/12) of the product of $ .25 (such sum to increase by an additional $.25 on each anniversary of August 1, 2000 during the Term) multiplied by the rentable area of the Premises during each month. Such sum shall be payable in advance in equal monthly installments.

5.02 "Operating Costs" consist of all costs of operating, maintaining, repairing and replacing any portion of the Project.

                                   ARTICLE 6
                                SECURITY DEPOSIT

6.01 By its execution of this Lease, Landlord acknowledges receipt of a security deposit in the amount set forth in Section 1. 10 to secure Tenant's performance of this Lease. The security deposit shall not bear interest, may be commingled with Landlord's other funds, and shall be returned, less any unpaid claims against Tenant, within sixty (60) days following the expiration of this Lease and the surrender of possession of the Premises, to Tenant or the last assignee of Tenant's interest.

                                   ARTICLE 7
                                 USE OF PREMISES

7.01 Tenant shall use the Premises for the purposes set forth in Section 1.11 and for no other purpose. Tenant shall not use the Premises for any purpose in violation of exclusive rights granted by Landlord from time to time to any other tenant or occupant of any portion of the Gainey Ranch Corporate Center; provided, however that Landlord shall not grant any exclusive right that would prevent Tenant from conducting its business as described in Section 1.11.

7.02 Tenant shall comply and shall cause its employees to comply with all laws, ordinances, orders, and restrictions imposed by any federal, state or local government or governmental body having jurisdiction, with the Rules and Regulations attached to this Lease as Exhibit D, and with such other or amended rules and regulations as Landlord may from time to time reasonably establish by notice to Tenant.

7.03 Tenant shall not perform any act in the Building which would increase any insurance premiums related to the Building or would cause the cancellation of any insurance policies related to the Building.

7.04 If solely due to Tenant's use of the Premises, improvements to the Project are necessary to comply with any requirements imposed by law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements.

7.05 Tenant shall not abandon or vacate the Premises at any time during the Term.

7.06 Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not process, release, discharge, use or store any hazardous materials at or from the Premises and will indemnify and hold harmless Landlord from and against any loss, liability, damages, actions or expenses resulting from any breach of this obligation by Tenant or its agents, employees or contractors. Tenant shall not cause the safe floor loading capacity to be exceeded.

7.07 Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant.

                                   ARTICLE 8
                                BUILDING SERVICES

8.01 Landlord shall supply to the Premises:

(a) Janitorial service five nights a week consisting of vacuuming carpets as necessary, emptying wastepaper baskets, dusting and cleaning of restrooms.

(b) Heating, ventilation and air conditioning, between 7:00 a.m. and 6:00 p.m. Monday through Friday, and between 8:00 a.m. to noon on Saturday, sufficient for the comfortable use and enjoyment of the Premises.

(c) Periodic window washing.

(d) Electrical power for normal lighting and the operation of small business office equipment.

8.02 Landlord shall maintain the Building and all Common Areas in good condition and repair in accordance with standards then prevailing for first class office buildings of like age and character. Landlord shall keep all building equipment such as elevators, plumbing, heating, air conditioning and similar equipment in good repair but Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service where reasonable efforts are used to restore service, nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work.

8.03 By activation of the demand switch provided for that purpose, Tenant may cause heating, air conditioning and ventilation to be provided to the Premises outside of the business hours set forth in Section 8.01(b). Tenant shall pay for the additional services at such hourly rates as Landlord may establish from time to time, but in no event greater than the rate at which Landlord is charged by the respective utility company. Landlord shall establish the rate to reflect Landlord's good faith estimate of the cost of -providing the additional services, excluding profit but including costs of electrical power and wear and tear on equipment. Charges for additional services shall be paid upon receipt of an invoice, which normally will be sent on a monthly basis.

8.04 Tenant shall not employ equipment which consumes more electrical power than is normal for small business office equipment or which generates heat in a quantity sufficient to materially affect the demand on air conditioning. Consent for any such equipment may be requested in connection with the approval of the plans and specifications for the initial tenant improvements. Landlord shall be entitled to require, as a condition to its consent, that: (i) electrical power supplied to the Premises or to the items of equipment involved be separately metered, in which case Tenant shall upon receipt of monthly invoices reimburse Landlord for the cost of the electrical power as measured by the meter or (ii) supplemental cooling equipment be purchased, installed and operated at Tenant's expense, or (iii) both of the foregoing.

8.05 Landlord shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease.

                                   ARTICLE 9
                                      TAXES

9.01 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, subject to reimbursement under Article 5.

9.02 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

                                   ARTICLE 10
                CONSTRUCTION, TENANT MAINTENANCE AND ALTERATIONS

10.01 Tenant shall cause to be delivered to Landlord reasonably detailed space plans pertaining to the Premises, prepared by an architect, showing the nature and location of the improvements to be constructed in such portion of the Premises. Tenant also shall deliver with the space plan any specifications or other information relating to special requirements. Tenant's space plan shall take into account the loading capacity of the Building. Tenant shall cause its architect, if any, to meet with Landlord's architect to develop any information needed for space planning purposes.

10.02 The space plan, specifications and special requirements shall be subject to Landlord's approval and shall be modified to satisfy any reasonable objections raised by Landlord.

10.03 Based upon the final space plan, specifications and special requirements, Landlord shall cause working drawings to be prepared for all improvements to be constructed in the Premises. The working drawings shall be subject to Tenant's reasonable approval and shall be modified to satisfy any reasonable objection of Tenant.

10.04 During the entire course of the process described above, both Landlord and Tenant shall review and respond to submissions by the other party with reasonable dispatch. From time to time at the request of either party Landlord and Tenant shall devise, and revise as necessary, working schedules for the preparation of the plans and the construction of the improvements.

10.05 Landlord shall cause the improvements as set forth in the final working drawings to be constructed.

10.06 All costs of construction of the tenant improvements in excess of the Tenant Improvement Allowance as set forth in Section 1.08, as estimated by Landlord, shall be paid by Tenant to Landlord upon commencement of construction. Any difference between actual and estimated costs shall be paid or refunded, as the case may be, upon completion of construction and punchlist items. Costs of construction of the tenant improvements shall not include costs of constructing the Building Shell as defined in Exhibit C, but shall include architects' fees incurred by Landlord for preparation of drawings except that Tenant shall bear the cost of changes requested by Tenant after final working drawings were completed and approved.

10.07 Within ten (10) days after tenant improvement completion, Tenant shall deliver to Landlord a written punchlist specifying all defects in materials or workmanship in the tenant improvements. Any defects not specified in the punchlist, except latent defects not readily discoverable by inspection, are waived. Landlord shall promptly cause all matters appearing on the punchlist to be corrected.

10.08 Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant shall make in compliance with Section 10.09 any and all necessary repairs, replacements or alterations to the Premises, including without limitation any alternations which are necessary to comply with the requirements of any governmental authority having jurisdiction.

10.09 Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

(a) comply with the requirements of any government or quasi-governmental authority having jurisdiction and with the requirements of Landlord's insurance carriers;

(b) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent it relates in Landlord's opinion to the structure or electrical, HVAC, plumbing and sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld);

(c) conform to complete working drawings submitted to and approved by Landlord in conjunction with Landlord's consent;

(d) equal or exceed the then current standard for the Building; and

(e) be carried out only by persons selected by Tenant and approved in writing by Landlord, who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

10.10 Tenant may install m the Premises its usual trade fixtures and personal property in a proper manner provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord.

10.11 Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within five (5) days after Tenant has knowledge thereof, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

10.12 Any change, addition or improvement constructed by or for Tenant which is permanently attached to or becomes an integral portion of the Premises shall, unless expressly rejected by Landlord in writing, become the property of Landlord at such time as Tenant has given Landlord as-built drawings therefor and a statement of the construction costs thereof or at such earlier time as such alteration is accepted by Landlord in writing.

                                   ARTICLE 11
                                FIRE AND CASUALTY

11.01 If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within one hundred twenty (120) days from the date on which Landlord commences construction thereof, Landlord shall, but only if and to the extent that Landlord has received insurance proceeds therefor, promptly commence and thereafter diligently continue to repair such damage, other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

11.02 If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within one hundred twenty (120) days from the date on which Landlord commences construction thereof, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten (10) days after notice of such determination has been given by Landlord. If neither party exercises its right to terminate, Landlord shall, but only to the extent that insurance proceeds are available therefor repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

11.03 If Landlord is required to repair damage to all or part of the Premises under Section 11.01 or 11.02, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of such casualty until five days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

11.04 Notwithstanding anything to the contrary in Section 11.01, if all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of such casualty.

11.05 Except as specifically provided in this Article 11, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises.' Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically in this Article 11 for all circumstances under which rights of termination shall exist.

                                   ARTICLE 12
                        TENANT'S INSURANCE AND INDEMNITY

12.01 Tenant shall, at its expense, take out and keep in full force and effect and in the names of Tenant, Landlord and any holders of encumbrances on the Project (a "Mortgagee"), as their respective interests may appear, the following insurance:

(a) Fire and standard extended coverage insurance including sprinkler leakage in an amount equal to the full replacement cost of all property owned by Tenant, or for which the Tenant is responsible;

(b) Business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 12.01(a) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils; and

(c) Public liability and property damage insurance, including personal injury liability, contractual liability, employers' liability, non-owned automobile liability and owners' and contractors' protective insurance coverage, coverage to include the activities and operations of Tenant and any other person on the Premises or performing work on behalf of Tenant. Such policies shall: (i) be written on a comprehensive basis with inclusive limits of not less than $5,000,000 for bodily injury to any one or more persons, or property damage, and such higher limits as the Landlord, acting reasonably, requires from time to time; and (ii) contain a severability of interests clause and a cross-liability clause.

12.02    Tenant's insurance policies shall:

(a) contain a standard mortgage clause endorsement in favor of Landlord's Mortgagee and a waiver of any subrogation rights which Tenant's insurers may have against Landlord, Landlord's Mortgagee and any party for whom. the Landlord is responsible;

(b) be taken out with insurers reasonably acceptable to Landlord and be in a form satisfactory from time to time to Landlord;

(c) be non-contributing and apply only as primary and not as excess to, any other insurance available to the Landlord;

(d) not be invalidated with respect to the interests of the Landlord and Landlord's Mortgagee by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies;

(e) contain an undertaking by the insurers to notify the Landlord and Landlord's Mortgagee, in writing not less than thirty (30) days prior to any material change, cancellation or termination.

12.03 Tenant shall deliver to Landlord certificates of insurance or, if required by Landlord, certified copies of each such insurance policy: (a) as soon as practicable after the placing of the required insurance, and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements for this section.

12.04 Landlord shall defend, indemnify and hold Tenant harmless from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising directly or indirectly from Landlord's active negligence or willful misconduct. Landlord shall not be required, however, to indemnify Tenant against any claim arising from any matter as which Tenant agrees to indemnify Landlord hereunder. Tenant shall defend, indemnify and hold Landlord harmless, regardless of any negligence of or imputed to Landlord as owner of the real property involved in an injury, from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising directly or indirectly from or out of this Lease or any occurrence in, upon or at the Premises or the occupancy or use thereof by the Tenant or any act or omission of Tenant, its agents, servants, employees or invitees. Tenant shall not be required, however, to indemnify Landlord against a claim arising from Landlord's negligence (except as hereinabove expressly provided) or willful misconduct.

                                   ARTICLE 13
                              LANDLORD'S INSURANCE

13.01 The Landlord will at all times throughout the Term carry: (a) insurance on the Building (excluding the foundations and excavations), including without limitation all tenant improvements belonging to Landlord and all machinery, equipment and Building systems (but excluding any property belonging to Tenant or other tenants or which any of them is obliged to insure pursuant to Articles 11 and 12 or similar articles of their respective leases) against damage by fire and extended perils coverage in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar office building, having regard to size, age and location; (b) public liability and property damage insurance in such amounts and with such deductions as Landlord deems necessary or appropriate in light of the size, age, location, manner of construction and tenant mix of the Building and other risk factors; and (c) such other insurance as Landlord reasonably considers advisable. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

14.01 Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Tenant shall not permit its interest under this Lease to be transferred by operation of law.

14.02 Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs (a) through (d); and (f) reimbursement for all costs incurred by Landlord, including attorneys' fees, in connection with evaluating the request and preparing any related documentation.

14.03 Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term.

14.04 Landlord, at its option, may elect, no later than ten (10) days after Tenant has provided all necessary information, to give notice of cancellation of this Lease with respect to the space affected by a proposed assignment or sublease, which notice shall be effective thirty (30) days after it was given. A cancellation relating to the entire Premises shall relieve Tenant of all obligation under this Lease except obligations accruing prior to the date possession is surrendered to Landlord and obligations related to the condition in which the Premises are to be surrendered. Upon a cancellation relating to a portion of the Premises, Tenant's rental obligations shall be reduced, as of the effective date of the cancellation, in the proportion that the Rentable area of the Premises has been reduced.

14.05 Landlord also shall have the option, in the case of a proposed sublease, to sublease the affected space from Tenant on the same terms and conditions as are being offered by the proposed subtenant. This option shall be exercised, if at all, no later than ten (10) days after Tenant has provided all of the information required by Section 14.01.

14.06 If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, one half of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

14.07 It shall not be unreasonable for Landlord to withhold consent: (i) if the proposed assignee or subtenant is a tenant in another building in the Phoenix Metropolitan Area owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals; (ii) if the Landlord has available a contiguous block of comparably dimensioned space in the Gainey Ranch Corporate Center and is willing to match the terms of the proposed assignment or sublease for such alternate space; or (iii) if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use.

14.08 No consent shall constitute consent to any further assignment or subletting.

14.09 Upon a sale or other transfer of the Building by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

                                   ARTICLE 15
                          SUBORDINATION AND ATTORNMENT

15.01 This Lease is and shall be subject and subordinate in all respects to all existing and future mortgages, deeds of trust or other liens or security interests (any or all of which shall be referred to herein as a "Mortgage") now or hereafter encumbering the Project or any part hereof; provided, however, that with respect to any such Mortgage that is inferior in priority to this Lease, other than the first and highest priority of such Mortgages, the subordination of this Lease shall be effective only if the Mortgage or a separate instrument signed by the holder thereof provides that Tenant's possession of the Premises shall not be disturbed upon any foreclosure thereof So long as Tenant is not in default under this Lease. The holder of any Mortgage may elect to be subordinate to this Lease.

15.02 Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, the transferee shall not be:

(a) subject to any offsets or defenses which Tenant might have against Landlord; or

(b) bound by any prepayment by Tenant of more than one month's installment of rent; or

(c) subject to any liability or obligation of Landlord except those arising after the transfer.

15.03 The subordination provisions of this Article 15 shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

15.04 Landlord may at any time 'and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitudes or other matters affecting the Project without notice to or consent by Tenant.

                                   ARTICLE 16
                              ESTOPPEL CERTIFICATES

16.01 Tenant shall at any time within fifteen (15) days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in fall force and effect) and the date to which the rent and other charges are paid in advance, if any, (b) confirming the Commencement and Expiration Dates, (c) confirming the amount of the security deposit held by Landlord, (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed, and (e) confirming such other matters as to which Landlord may reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or Mortgagee of the Project or any portion thereof. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; (iii) that not more than one month's rent has been paid in advance, (iv) that the Commencement and Expiration Dates and the amount of the security deposit are as stated by Landlord, and (v) that all matters as to which Landlord requested confirmation are true. If Landlord desires to finance or refinance the Building, Tenant hereby agrees to deliver to any Mortgagee or prospective Mortgagee designated by Landlord such financial statements of Tenant as may be reasonably required by such Mortgagee. Such statement shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

                                   ARTICLE 17
                                  CONDEMNATION

17.01 If during the Term all or any part of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises.

17.02 If during the term any part of the Project is taken or purchased by right of eminent domain or in lieu of condemnation, whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, or the amount of parking available to the Project is materially and adversely affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination.

17.03 Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

                                   ARTICLE 18
                                      SIGNS

18.01 Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or the Premises or anywhere in the interior of the Premises which is visible from the outside of the Building or the Premises. Identification signs to be placed on the outside of the doors leading into the Premises shall conform to Landlord's sign criteria and are subject to Landlord's prior written approval. Landlord shall bear the cost of the sign up to the cost of a building standard-sign.

18.02 Tenant will be entitled to have its name shown on the directory board of the Building and the Premises entry. Landlord will design the style of such identification. Landlord shall bear the cost of the first directory entry and the Premises entry signage, and Tenant shall bear the cost of any other directory entries desired by Tenant and permitted under the uniform directory policy. In addition, Tenant's existing exterior northeast kiosk signage will remain in place throughout the Term.

18.03 Landlord will make available to Tenant an exterior sign space location on two panels of the project sign located at the northwest comer of Doubletree Ranch Road and Gainey Center Drive. Tenant will be solely responsible for the cost of labor and material for the fabrication and installation of the sign letters, subject to Landlord's prior written approval of the design and material specifications thereof. Tenant may use part of the tenant improvement allowance for this expense.

                                   ARTICLE 19
                          BREACH, DEFAULT AND REMEDIES

19.01 Me following shall constitute events of default:

(a) Tenant's failure to pay rent or any other amount due under this Lease within five (5) days after notice of nonpayment; provided, however, that such failure shall constitute an event of default without notice if Landlord has given notice of a similar failure more than two (2) times within the previous twelve (12) months.

(b) Tenant's failure to execute, acknowledge and return an estoppel certificate under Article 16, within fifteen (15) days after request.

(c) Tenant's failure to perform any other obligation under this Lease within fifteen (15) days after notice of nonperformance; provided, however, that such failure shall constitute an event of default without notice if Landlord has given notice of a similar failure more than two (2) times within the previous twelve (12) months; and further provided that if the breach is of such a nature that it is reasonably curable but cannot be cured within such fifteen (15) day period, Tenant shall have such additional time as is reasonably necessary to cure such default only if and so long as such cure is commenced promptly and diligently pursued to completion; and further provided that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

(d) Tenant vacates, abandons, or otherwise ceases to use the Premises on a substantial continuing basis except temporary absence excused by reason of fire, casualty, failure of Building services or other cause wholly beyond Tenant's control.

(e) Any goods, chattels or equipment of Tenant is taken in execution ' or in attachment or if a writ of execution is issued against Tenant or Tenant or any guarantor becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs-or revenues of Tenant or any guarantor (provided, however that in the case of involuntary proceedings, Tenant shall have sixty (60) days to cause them to be dismissed), or Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises other than in the normal course of its business.

19.02 Upon the occurrence of any event of default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

(a) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

(b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting, but in no event less than zero.

(c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of eighteen percent (18%) per annum or the highest lawful rate, whichever is less.

(d) Enforce the statutory Landlord's lien on Tenant's property.

(e) Recover all attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession and collecting amounts owed.

(f) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus twenty percent (20%) for special handling, supervision, and overhead.

(g) Pursue other remedies available at law or in equity.

19.03 Upon a termination of Tenant's right to possession, whether or not this Lease is terminated, at the election of Landlord, either (a) subtenancies and other fights of persons claiming under or through Tenant shall be terminated, or
(b) Tenant's interest therein shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

                                   ARTICLE 20
                                    NOTICES

20.01 Any notice from one party to the other shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served, or if mailed by registered or certified mail addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of rent with a copy to:

         Nationwide Realty Investors, Ltd.
         One Nationwide Plaza
         Suite 34T
         Columbus, Ohio 43216
         Attn.: President

Any notice to Tenant prior to Tenant's taking possession of the Premises, however shall instead be sent to the address set forth in Section 1.07. Any notice shall be deemed to have been given when mailed, if mailed, and when delivered, if personally delivered.

                                   ARTICLE 21
                             SURRENDER AND HOLDOVER

21.01 Upon the expiration or termination of this Lease or of Tenant's right to possession, Tenant shall surrender the Premises in a clean undamaged condition, remove all of Tenant's equipment, fixtures and property and repair all damage caused by the removal. Tenant shall not remove permanent improvements which were provided by Landlord at the commencement of this Lease or permanent improvements later installed by Landlord or Tenant which belong to Landlord.

21.02 If Tenant holds over without Landlord's consent, Tenant shall, without limitation of any other right or remedy, be subject to summary eviction or, at Landlord's election, constitute a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at twice the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten (10) days prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance.

                                   ARTICLE 22
                                   RELOCATION

22.01    [Intentionally Deleted]

                                   ARTICLE 23
                                     GENERAL

23.01 If any term, covenant or condition of this Lease, or the application thereof is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof.

23.02 If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant will peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the fights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of Landlord's covenant of quiet enjoyment.

23.03 The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in the Lease. The subsequent acceptance of rent by Landlord is not deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease is deemed to have been waived by Landlord unless such waiver is in writing by Landlord.

23.04 No payment by Tenant or receipt by the Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

23.05 If either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of any wrongful act or omission of the other party, strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not which is beyond the control of the party affected, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Nothing in this Section, however shall excuse Tenant from the prompt payment of any amount payable under this Lease.

23.06 In the event of a material default by Landlord of a sufficiently serious nature that the utility of the Premises to Tenant to be significantly impaired, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to any Mortgagee of Landlord whose name and address have previously been furnished to Tenant. If Landlord fails to cure the default within a reasonable time, Tenant shall send a second notice to that effect to any such Mortgagee, with a copy to Landlord, and such Mortgagee shall then have an additional reasonable time, not less than (30) thirty days, to cause the default to be remedied.

23.07 The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

23.08 All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, will inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Section 14.01. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

23.09 This Lease will be construed in accordance with and governed by the laws of the State of Arizona.

23.10 Time is of the essence of this Lease and of every part hereof.

23.11 [Intentionally deleted].

23.12 This Lease and the Exhibits hereto set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no other covenants, promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them pertaining to the subject matter hereof. No alteration, amendment or addition to this Lease will be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

                                   ARTICLE 24
                                     PARKING

24.01 Tenant shall be entitled to lease up to 0 (0) covered reserved parking spaces at no charge, up to one hundred sixty-six (166) covered unreserved parking spaces. Tenant shall pay Landlord rental for the parking spaces in the amount of $0.00 ($0.00) per covered reserved space per month and twenty-five dollars ($25.00) per month per covered unreserved space per month, without deduction, offset, notice or demand, in advance on the first day of each calendar month. The number and type of spaces which Tenant elects to lease shall be designated by Tenant in writing on or before the first day of the Lease Term. Upon thirty (30) days written notice from Tenant, Landlord agrees to provide Tenant with additional parking on a month-to-month basis, when and if available, to be located at Phase I and/or Phase III of Gainey Ranch Corporate Center, at the then prevailing rates for the respective Building.

24.02 Rental rates on all parking spaces leased by Tenant shall be adjusted after the expiration of the initial Lease Term to the prevailing rates under new agreements then being made by Landlord for similar parking spaces in the Project. At any time after the end of the initial Term, Landlord shall advise Tenant upon request of the applicable rates for each type of parking spaces for the ensuing year, and at least thirty (30) days prior to the beginning of each calendar year during any Renewal Term Tenant shall advise Landlord how many of each type of space Tenant elects to rent for such year, which shall not be more than the number then being rented by Tenant unless Landlord has additional spaces reasonably available in accordance with sound parking garage management practices after reserving an adequate number of space's for visitor or short-term parking and for unoccupied space in the Building. After giving such notice, Tenant shall be obligated to lease such spaces at such rates for the ensuing calendar year pursuant to the terms of this Addendum, and Landlord may. not increase the rates charged therefor during such year.

                                   ARTICLE 25
                                 EXTENSION TERM

25.01 Tenant shall have two options to extend the term of this Lease by a period of three (3) years each (the "Extension Terms") the first, commencing on the day following the Termination Date of the Term and expiring on July 31, 2007; and the second, commencing on August 1, 2007 and expiring on July 31, 2010, by giving Landlord written notice, at least six (6) months, but not more than twelve (12) months, prior to the expiration of the original Term and/or the first option Term, of Tenant's election to extend; provided, however, that the option shall automatically and forever terminate if not exercised by written notice in a timely manner or if Tenant is in default under the Lease at the time the notice of extension is given.

25.02 The amount of the monthly Base Rent during the Extension Term shall be the greater of (i) the monthly Base Rent in effect immediately prior to the expiration of the original Term, or (ii) the then current market rental rate (under prevailing market conditions during the last year of the original Term) for similar space in the Project as reasonably determined by Landlord. Landlord shall, upon Tenant's request made within the three month period preceding the deadline for the giving of Tenant's notice, make a reasonable determination with respect to the market rental rate that would be applicable to the Premises during the Extension Term.

                                   ARTICLE 26
                                   EXPANSION

26.01 Landlord shall not lease any space on the first floor or the third floor of Gainey Ranch Corporate Center III East, other than to Scottsdale Insurance Company, Colonial General Insurance Agency, Nationwide Enterprises or any of its subsidiaries and affiliates in accordance with rights granted prior to the date hereof, without offering to Lease to Tenant the same space on the same terms and conditions. In the event Tenant does not notify Landlord within five (5) working days following receipt of notice from Landlord specifying the terms and conditions upon which Landlord purposes to lease the specified space to a third party, with a "Letter of Interest" accepting Landlord's offer immediately followed by fifteen (15) working days to complete a space plan and finalize a lease expansion document, Tenant's failure to so respond shall be deemed a rejection of the offer, and Landlord, at its option, may proceed to lease such space to a thirty party on terms and conditions not materially more favorable to the new tenant than to Tenant.

                                   ARTICLE 27
                            PRIOR LEASE TERMINATION

27.01 That certain prior Lease executed July 1, 1997 by and between Landlord and Tenant commencing January 1, 1997 for approximately 18,023 rentable square feet known as suite 200 as amended by the First and Second Amendment To Lease is hereby terminated in full effective July 31, 1998 upon final execution of this Lease.

IN WITNESS WHEREOF, the parties have hereunto set their hands or caused this Lease to be executed by their authorized agents.

TENANT:                              LANDLORD:

SALESLOGIX CORPORATION,              NATIONWIDE REALTY INVESTORS,
a Delaware corporation               LTD., an Ohio limited liability company
                                     which has qualified
                                     to do business in
                                     Arizona under the
                                     name Nationwide
                                     Realty Investors,
                                     L.L.C.

By  /s/ Patrick M. Sullivan          By  /s/ Brian J. Ellis
    ------------------------             ---------------------------------------
                                             Brian J. Ellis
Its:  President/CEO                  Its:    President - Chief Operating Officer
    ------------------------             ---------------------------------------

Date:  6/15/98                       Date:    6/17/98
    ------------------------             ---------------------------------------

                                    EXHIBIT C

                          DEFINITION OF BUILDING SHELL

1.       FLOOR FINISHES
         Concrete slab cleaned and level to 3/4" tolerance, cumulative as provided in the Building Shell construction documents.

2.       FLOOR LOADING
         Floor design and loading criteria have exceeded all applicable codes. Building Shell standard throughout provides live load capacity equal to +/- 100 pounds per square foot.

3.       WALL, COLUMN AND PERIMETER BULKHEAD CONSTRUCTION
         All core walls, freestanding and engaged columns, and perimeter top and bottom bulkheads to be furred, drywalled, taped and bedded with no base.

4.       OTHER PERIMETER FINISHES
         Building perimeters will be fully finished as related to water proofing, caulking, glazing and metal finishing including all required glass replacement (in the event of defects or cracked or broken panes), glass cleaning on exterior metal touch-up and cleaning, and any other actions required to render the perimeters to a Tenant-ready condition.

5.       OTHER CORE FINISHES
         Fire fighting equipment enclosures, drinking fountains, janitor's closets, electrical and mechanical rooms, toilets, fire exit enclosures and related areas shown on the Plans to be finished to Building Shell standards.

         Specifically, the following will be provided in accordance with the Building Shell construction documents:

(a)      Ladies' and Men's room complete.

(b)      Telephone closets complete.

(c)      Janitor closets complete.

(d) Electrical closets complete with service and 277/480v and 120/208v panelboard and 480v - 120/208v transformers, lighting (277v) and power
         (120v) grids. Distribution within Tenant's space for connection to grids or in excess of grids capacity shall be paid for by Tenant.

(e)      Core walls with drywall, taped and bedded, no base.

(f)      Drinking fountain (3 per floor).

(g)      Fire hose cabinets finished and extinguishers as required by code.

(h)      Exit signs (as per code).



                                    Ex. C-1

(i)      Lobby - elevator doors finished with 9010 Bronze.

(j)      Core corridor doors, finished to building standard.

(k)      Stairwell doors, finished to building standard.

(l) Locking devices and closers for all exit, stair-well and electrical/telephone doors and ladies' and gentlemen's toilets.

(m)      Finish paint exit corridor walls.

(n) Space clear of all pipes, ductwork, etc., for maximum ceiling height in accordance with the Plans.

(o)      All pipe sleeves in beams and walls to be packed airtight.

(p)      Fire and Life Safety requirements per City and State Codes.

(q)      Ground level complete (elevator lobbies, landscaping, fan rooms, etc.).

(r) Mechanical, electrical, elevator, etc., Building Shell systems, all complete and operating, or brought to Tenant's space, ready for operation after distribution by Tenant.

(s)      All general exhaust requirements.

(t)      Certificate of Occupancy for Building Shell.

6.       SPRINKLER SYSTEM
         Landlord to provide sprinkler piping to include main runs of branch piping, drops, and heads, per Building Shell construction, prior to installation of Tenant building-out. Fully recessed heads at the density required per building code to be located, at Landlord's expense, in the centers of suspended acoustical tiles per Tenant's final space plans.

7.       HEATING, VENTILATION AND AIR CONDITIONING
         Landlord shall at Landlord's sole cost and expense, provide the Building Shell HVAC consisting of condenser, water and condensate drain
         - piping loops and branches for installation of hydronic heat pump units, fresh air fan-coil units, and a central station equipment including cooling towers, boiler pumps, water treatment and energy management system, all as indicated in the Building Shell construction documents. Landlord shall cause the appropriate mechanical and electrical engineers for the Building Shell work, to prepare the plans for the HVAC distribution system for the leased premises, which plans shall meet the following criteria:

         (a) The plans shall provide the installation of an approved manufacturer's hydronic heat pump on nominal three-tons cooling capacity for each zone to be occupied as indicated on the Building Shell construction documents. These units shall be provided with microprocessor control compatible with the Building Shell energy




                                    Ex. C-2
         management system, hose kits with Griswold-type automatic flow control valves and shutoff valves, space mounted temperature sensors, factory mounted motor starters and vibration isolator hanger kits. In addition, the plans shall provide a system of distribution ducts, supply registers and diffusers, return grilles and associated fixtures and equipment designed and installed on each floor of the leased premises to provide individual control of cooling, ventilation and heating. The plans shall state that the Landlord's contractor will have a Test and Balance contractor balance the air distribution system for the leased premises.

(b) The systems shall be designed to conform. to Tenant's reasonable plans to operate so that sound transmission levels do not exceed NC35 (standard sound transmission level for Class A Office buildings). Landlord shall diligently take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord.

(c) The occupancy schedule of particular areas shown on Tenant's Plans may vary between one person per 50 Rentable Square Feet and one person per 250 Rentable Square Feet, provided that the entire floor division of the leased premises does not exceed one person per 150 Rentable Square Feet and that such variances are reasonably distributed. The heating, ventilating and air condition system shall meet the following design conditions, as the stated outside design conditions:

         (1) Summer - 109 degrees Fahrenheit dry bulb, 76 degrees Fahrenheit wet bulb outside (22% coincidence); 75 degrees Fahrenheit dry bulb, 50% relative humidity maximum inside.

         (2) Winter - 31 degrees Fahrenheit dry bulb outside; 72 degrees Fahrenheit dry bulb, inside.

         (3) At all times, 72 degrees Fahrenheit to 75 degrees Fahrenheit dry bulb inside.

         (4) Based upon a lighting allowance of 2.5 watts per square foot and a power allowance of 0.5 watts per square foot.

(d) All reception areas shall be air conditioned to the same degree as office space. All interior areas shall be suitably zoned, with independent zone controls, in accordance with the Working Drawings and good practice.

(e) Supply outlets shall be selected for minimum drafts and noiseless and good air distribution.

(f) The type, size and arrangement of the diffusers shall be determined by Landlord.

(g) Where required, all supply and/or return ducts shall be equipped with fusible link dampers as prescribed by applicable laws, if any.



                                    Ex. C-3

         The portions of the HVAC systems included as part of the Building Shell work shall be compatible with the above. Distribution of the HVAC systems throughout the leased premises, relocation of any Building Shell piping or equipment and HVAC systems not previously identified as Building Shell equipment shall be at Tenant's cost.

8.       ELECTRICAL DISTRIBUTION AND SERVICE

         As part of the Building Shell work, Landlord shall provide an electrical service system as follows:

         (a) Provide electrical service 277/480 volts, 3 phase 4 wire, 60 cycles through panelboards suitable for such service.

         (b) Distribution voltages shall be 277/480 volts, 4 wire, 3 phase for fluorescent lighting and integral horsepower motors; and 102/208 volts 4 wire, 3 phase for receptacle circuits, fractional horsepower motors and limited incandescent lighting.

         (c) The electrical service provided by the electric user system shall be 3.0 watts for 277 volts and 2.5 watts for 120 volts per Rentable Square Foot for Tenant's lighting and receptacles only.

         (d) Circuit breaker panelboards shall be located on each floor to serve electrical loads and the portion of the leased premises on the flow as follows:

                  (1) 480/277 volt panelboards shall be 20 AMP circuit size and have at least 30 circuit breakers and 12 spaces for 20 AMP/single pole circuit breakers.

                  (2) 120/208 volt panelboards shall be 10 AMP circuit size and have at least 30 circuit breakers and 12 spaces for 20 AMP/single pole circuit breakers.

         Distribution of the electrical service via an electrical empty conduit system installed in the ceiling space carrying power from the panelboards to the Tenant, spaced throughout the leased premises, shall be at Landlord's cost. Landlord shall pay for building standard costs of electrical connections from the junction boxes on 277 volts lighting and wire from conduit stubs to electrical room on 120/208 volts system for distribution and outlets servicing the tenant premises.

9.       CEILINGS
         Complete and laser leveled grid suspension system (2'0" x TO") shall be installed at Landlord's sole expense. Armstrong Artran wrapped linear tile, as identified in the construction documents shall be stacked on the floor and supplied by Landlord at its sole expense. Installation of the ceiling tile shall be at Tenant's expense.

Landlord shall provide, at Landlord's cost, air handling (return air only), parabolic, 2' x 4', building standard three AMP fluorescent fixtures manufactured by Lithonia, which shall be stacked on the floor. Installation of fixtures shall be at Tenant's expense.


                                    Ex. C-4

Tenant may apply any available portion of the Tenant Improvement Allowance provided in the Lease to the costs of any items referred to in this Exhibit C as "Tenant's expense".







                                    Ex. C-5

                                    EXHIBIT D

                          GAINEY RANCH CORPORATE CENTER

                              RULES AND REGULATIONS

1. When electric wiring of any kind is introduced it must be connected as directed by the Landlord, and no boring or cutting for wires will be allowed except with the consent of the Landlord. No apparatus, other than normal office machines and equipment of any kind, shall be connected with the electric wiring without the written consent of the Landlord.

2. Tenants shall not do anything in the premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire, or which shall conflict with any fire laws or the rules and the regulations of the Fire Department or the Board of Health. Tenants shall not use any machinery which may cause any objectionable noise, jar or tremor to the floors or walls or which by its weight might injure the floors of the Building.

3. Tenants shall not conduct any auction on their premises and shall not store goods, wares or merchandise therein, except for the personal use of such tenants.

4. All freight and furniture must be moved into, within and out of the Building under the supervision of the Landlord and according to such regulations as may be posted in the office of the Building.

5. Employees of Landlord's property manager shall not be required to perform any work or do anything outside of their regular duties unless under special instruction from such manager, and no employee shall admit any person (Tenant or otherwise) to any area under lease to a tenant without specific instructions from such manager.

6. All keys shall be obtained from the Landlord and all keys shall be returned to the Landlord upon the termination of this Lease. No tenant shall change its locks, or install other locks, on the doors without written consent of Landlord.

7. Tenant shall see that the windows and doors of its premises are closed and securely locked before leaving the Building and that all lights are properly turned off.

8. Tenant shall give prompt notice of any accident to, or defects in, the Building, the plumbing, electric wiring, or air conditioning.

9. All cleaning and janitorial services for the building and the Premises shall be provided exclusively through Landlord.

10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.



                                     Ex. D-1

11. Each tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds and other window coverings when the sun's rays fall on the windows of its premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner act in violation of any of the Rules and Regulations of the Building.

13. Landlord reserves the right to exclude from the Building at all times, other than the reasonable hours of the generally recognized business day as determined by Landlord, all persons who do not present a pass or other identification acceptable to Landlord.

14. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent same.

15. There shall not be used in any tenant space or other area of the Building, either by any tenant or others, any hand trucks unless equipped with rubber fires and side guards.

16. The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of fixtures shall be borne by the tenant who, or whose employees, agents or visitors shall have caused the same.

17. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building or any leased premises except in bicycle racks provided by Landlord, and no cooking shall be done or permitted by any tenant except the preparation of coffee, tea, hot chocolate and similar items for such tenant, its employees and business visitors and except the use of consumer-sized microwave ovens within galley areas designated for such purpose. No tenant shall cause or permit any unusual or objectionable odors to escape from its premises.

18. No tenant shall engage in advertising which, in Landlord's opinion, tends to impair the reputation or desirability of Gainey Ranch Corporate Center.

19. Smoking shall not be permitted in (i) any interior area of the Gainey Ranch Corporate Center, except within the interior of areas rented to tenants, or (ii) at any exterior location, except as designated by Landlord from time to time. Landlord may further restrict smoking from time to time if required by law or applicable standards of property management. If and so long as smoking is permitted within interior areas under lease to tenants, the occupant thereof shall be solely responsible for any necessary ashtrays or other facilities and shall indemnify and hold Landlord harmless from any loss, liability, claim or expense of any kind resulting therefrom.

20. Landlord reserves the right at any time to amend or rescind any one or more of these Rules and Regulations, or to make such additional reasonable rules. and regulations as in the


                                    Ex. D-2